Exhibit 10.6

WESTELL TECHNOLOGIES, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEEMENT (“Award”) is entered into and granted this 7th day of July, 2017 (the "Grant Date") by Westell Technologies, Inc., a Delaware corporation (the “Company”) to Kirk R. Brannock ("Mr. Brannock", "you", or the “Participant”) pursuant to the Company’s 2015 Omnibus Incentive Compensation Plan (the “Plan”). The applicable terms of the Plan are incorporated herein by reference, including the definitions of terms contained therein.

WHEREAS, the Company believes it to be in the best interests of the Company and its stockholders for the Participant to have a discretionary Award and as consideration for an orderly transition and the restricted covenant considered herein.

NOW, THEREFORE, in consideration of services rendered to the Company by Mr. Brannock and the other conditions required hereunder, the Company hereby grants this discretionary Award to Mr. Brannock on the terms expressed herein.

1.Stock Award. The Company hereby grants to Mr. Brannock an award of forty-three thousand-seven-hundred-fifty (43,750) shares of Class A Common Stock of Westell Technologies (the “Award Shares”), subject to the non-transferability provisions set forth in Section 2, and the other terms and conditions set forth herein.

2.Restrictions. Mr. Brannock shall not sell, assign, transfer, convey, pledge, hypothecate, encumber, donate or otherwise dispose of any of the Award Shares under any conditions (and any disposition or attempted disposition shall be void and of no force or effect whatsoever) until the twelve month anniversary of the Grant Date, at which time the Award Shares shall be released from the restrictions herein.

Confidential Information: You acknowledge that you will and have obtained information, observations and data during the course of your employment by the Company concerning the Business and affairs of the Company and its direct and indirect subsidiary companies (the “Westell Companies”) or of third parties that the Westell Companies may be required to keep confidential (the “Westell Company Information”) and that Westell Company Information is confidential and the property of the Westell Companies or of such third parties. You agree that you shall not at any time, whether during employment with the Company or subsequent to termination of employment, disclose to any unauthorized person or use for your own account or for the account of any third party any Westell Company Information without the Company’s prior written consent, unless and then only to the extent the Westell Company Information becomes generally known to and available for use by the public other than as a result of your acts or failure to act. You agree that you shall use your best efforts to prevent the unauthorized misuse, espionage, loss or theft of the Westell Company Information. You further agree to deliver to the Company at the termination of your employment, or at any other time the Company may request in writing, all memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the Business of the Westell Companies that you may then possess or have under your control. For purposes of the covenants in this letter, Business means the design, development, manufacture and sale of DSL modem, broadband products, telco access products and related services, and intelligent site management solutions and services of the Westell Companies as they exist or are being developed, extensions of those products and services during your employment and new products and services commenced or in development during your employment.

Competition:  While employed and for one (1) year following termination, you agree that you shall not, directly or indirectly, for yourself, or for any business, whether a corporation, partnership, sole proprietorship, limited liability company, joint venture or other entity (“°Entity”±), without the prior written consent of the Board of Company (which may be given or denied in its sole discretion):

(a)
engage in or Participate In the Business or any other business that competes with, or develops or offers products or services competitive with the products or services of the Business, from Illinois or any state or country in which the Westell Companies have ongoing Business or customers, or have solicited customers; or

(b)
engage in or Participate In the Business or any other business that competes with, or develops or offers products or services competitive with the products or services of the Business, from any other location throughout the world; or

(c)
call upon, solicit, serve, or accept business, from any customer or prospective customer (wherever located) of the Westell Companies with whom you had contact while employed at the Company for the purpose of selling products or services competitive with the products or services of the Business; or

(d)
interfere with any business relationship of the Westell Companies, with any of their customers or prospective customers or induce any such customers or prospective customers to discontinue or reduce their relationship with the Westell Companies.

For purposes of this grant, “°Participate In” means the having of any direct or indirect interest in any Entity, whether as a partner, shareholder, member, operator, sole proprietor, agent, representative, independent contractor, consultant, franchiser, franchisee, joint venturer, owner or otherwise, or the rendering of any direct or indirect service or assistance to any Entity (whether as a director, officer, manager, supervisor, employee, agent, consultant or otherwise); provided that the term “°Participate In”± shall not include the mere ownership of less than 5% of the stock of a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market.
To the extent that you become employed by or consult for an Entity which is a subsidiary, division or other affiliate of a larger business enterprise, the determination as to whether you have violated this covenant shall be made solely by reference to the business activities conducted by the particular subsidiary, division or affiliate by which you become employed or serve as consultant.
No Solicitation: You agree that you shall not, for one (1) year following termination: (i) induce or attempt to induce any person who is employed by the Westell Companies in any capacity to leave such person’s position, or in any way interfere with the relationship between the Westell Companies and such person, or (ii) hire directly or through another entity, in any capacity, any person who was employed by the Westell Companies within twelve (12) months prior to termination of your employment or during the twelve (12) months after termination, unless and until such person has been separated from employment with the Westell Companies for at least six (6) months.
Transition Assistance. For one year following termination of employment, Mr. Brannock agrees to make himself reasonably available to facilitate an orderly transition of the responsibilities previously performed by Mr. Brannock in his role as President and Chief Executive Officer.
3.Legend. Certificates representing the Award Shares (and any shares received in respect of the Award Shares as contemplated by Paragraph 5) shall bear a legend as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS SET FORTH IN A RESTRICTED STOCK AWARD AGREEMENT BETWEEN THE ISSUER AND THE HOLDER DATED JULY 7th, 2017. A COPY OF SUCH AGREEMENT MAY BE OBTAINED BY THE HOLDER HEREOF AT THE ISSUER’S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE.”

4.Dividends. Mr. Brannock shall be entitled to receive and retain all dividends and other distributions paid on the Award Shares granted under this Award forfeited except for stock dividends on unvested Award Shares (which shall be subject to Section 5).

5.Adjustments and Certain Distributions. In the event that, prior to the termination of the restrictions hereunder on all the Award Shares, Westell Technologies shall have effected one or more stock splits, stock dividends or other increases of its common stock outstanding without receiving consideration therefore, all stock received by Mr. Brannock in respect of the Award Shares that are then subject to the restrictions and risk of forfeiture hereunder shall also be held subject to such restrictions and risk of forfeiture. In addition, any stock or other securities of any Westell Technologies subsidiaries received by Mr. Brannock in respect of any Award Shares that are then subject to the restrictions and risk of forfeiture hereunder shall also be held subject to such restrictions and risk of forfeiture.

6.Withholding Taxes. Under current law and based upon the status of Mr. Brannock as a employee of Westell Technologies, the grant creates a withholding obligation that Mr. Brannock will pay via check to the Company. If Mr. Brannock does not make such payment when requested, Westell Technologies may refuse to deliver the Award Shares and to remove the legend on the Award Shares unless and until arrangements satisfactory to Westell Technologies for such payment have been made.

7.Interpretation by Administrator. The Participant agrees that any dispute or disagreement that may arise in connection with this Agreement shall be resolved by the Administrator, in its sole discretion, and that any interpretation by the Administrator of the terms of this Agreement, the Award or the Plan and any determination made by the Administrator under this Agreement or such plan may be made in the sole discretion of the Administrator.

8.Miscellaneous.
(a)This Agreement shall be governed and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed therein between residents thereof.
(b)This Agreement may not be amended or modified except by the written consent of the parties hereto.
(c)The captions of this Agreement are inserted for convenience of reference only and shall not be taken into account in construing this Agreement.
(d)This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and shall be binding upon and inure to the benefit of the Participant, the Beneficiary and the personal representative(s) and heirs of the Participant, except that the Participant may not transfer any interest in any Award Shares prior to the release of the restrictions imposed by Sections 2.

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IN WITNESS WHEREOF, Westell Technologies has caused this Award to be granted on the date first above written.

Westell Technologies, Inc.

By:        /s/ Thomas P. Minichiello
Name: Thomas P. Minichiello
Title:     Chief Financial Officer
ACCEPTED:

/s/ Kirk R. Brannock
Kirk R. Brannock